FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
NOV 09 1999
no. C-84-83
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


                        ARTICLES OF MERGER
                            TRIAM, LTD.


These Articles of Merger for TRIAM, LTD. are hereby respectively submitted for filing by the Nevada Secretary of State as required under Sections 78.458 and
78.461 of the State of Nevada Domestic and Foreign Corporation Laws.

                            WITNESSETH

WHEREAS, an Agreement and Plan of Reorganization was entered into on March 7, 1983 by the following:

     Constituent Corporation: BLACK BUTTE PETROLEUM, LTD., a Utah Corporation

     Surviving Corporation: TRIAM, LTD., a Nevada Corporation (Wholly owned
                         Subsidiary of BLACK BUTTE PETROLEUM, LTD,) and,

WHEREAS, the Agreement and Plan of Reorganization was adopted by the Board of Directors of BLACK BUTTE PETROLEUM, LTD., Utah Corporation and TRIAM, LTD., Nevada Corporation, on March 7, 1983; and,

WHEREAS, approval of the Agreement and Plan of Reorganization was required by both the Shareholders of BLACK BUTTE PETROLEUM, LTD., and TRIAM, LTD. Notice to the Shareholders was mailed on March 10, 1983, for meetings held on March 22, 1983 for both corporations.

      BLACK BUTTE PETROLEUM, LTD., a Utah Corporation (Constituent)
      -------------------------------------------------------------
      (A) One class of Stock - Common Stock Authorized 100,000,000 Shares at ($0.001 par value)
          Issued and Outstanding - 19,500,000
          Number of Shares represented at meeting - 14,05O,000
          Number of Shares voted for approval - 14,050,000
          Number of Shares voted against - None
          Shareholders unanimously approved Merger Agreement

      TRIAM, LTD.,  Nevada Corporation (Survivor)
      ------------------------------------------
      (B) One class of Stock - Common Stock
          Common stock - Authorized 100,000,000 Shares ($0.001 par value) Issued and Outstanding - 7,500,000 shares
          Number of Shares represented at meeting - 7,500,000
          Number of Shares voted for approval - 7,500,000
          Number of Shares voted against - None
          Shareholders unanimously approved Merger Agreement.

WHEREAS, the Boards of Directors and Shareholders of TRIAM, LTD.

and BLACK BUTTE PETROLEUM, LTD. have resolved that BLACK BUTTE PETROLEUM, LTD. be merged under and pursuant to the laws of the States of Utah and Nevada into a single corporation existing under the laws of the State of Nevada, to wit:
TRIAM, LTD., which shall be the surviving corporation (the "Surviving Corporation") in a transaction qualifying as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue code of 1986, as amended, and qualifying as an exempt transaction in accordance with Rules 145(a)(2) and 145(a)(3) to the securities Act of 1933, as amended.

WHEREAS, Articles of Merger were prepared and executed by the Officers of both Corporations and were inadvertently not filed with the State of Nevada, and the State of Utah by legal consul for the Agreement and Plan of Reorganization, and that said original documents were retained for filing by legal consul, and that the omission of the filing was discovered on receipt of the Corporate Filings from the Secretary of the State of Nevada on August 2, 1999; and,

WHEREAS, TRIAM, LTD., the survivor, has continued to operate its business under the Agreement and Plan of Reorganization, and has fulfilled all its requirements, and conducted all business as a survivor to the plan; and,

WHEREAS, the parties wish to retroactively file these Articles of Merger in the State of Nevada, and the present Executive Officer of TRIAM, LTD. And the Executive Officer of BLACK BUTTE PETROLEUM, LTD. at the time of the Merger have been duly authorized to execute these Articles of merger to properly reflect the Merger on the records thereof.

NOW THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree in accordance with the laws of the States of Utah and Nevada, and that BLACK BUTTE PETROLEUM, LTD. shall be, at the Effective Date (as hereinafter defined), merged (hereinafter called "Merger") into a single Corporation, and the parties hereto adopt and agree to the following agreements, terms and conditions relating to the merger and the mode of carrying the same into effect.

     1. Stockholders' Meetings; Filings: Effects of Merger

         1.1. BLACK BUTTE PETROLEUM. LTD. Stockholders, Meeting.
BLACK BUTTE PETROLEUM, LTD. called a meeting of its stockholders to be held on March 22, 1983 in accordance with the laws of the State of Utah, upon due notice mailed on March 10, 1983 to its stockholders to consider and vote upon, among other matters, adoption of this Agreement.

         1.2. Action by BLACK BUTTE PETROLEUM, LTD. as Sole Stockholder of TRIAM, LTD., On or before March 22,1983, BLACK BUTTE PETROLEUM, LTD., as the sole stockholder of TRIAM, LTD.

adopted this Agreement in accordance with the laws of the State of Utah and Nevada.

     1.3. Filing of Certificate of Merger Effective Date. This Agreement was adopted by the stockholders of BLACK BUTTE PETROLEUM, LTD. in accordance with the laws of the state of Utah, (b) this Agreement was adopted by BLACK BUTTE PETROLEUM, LTD. as the sole stockholder of TRIAM, LTD. in accordance with the laws of the State of Utah and Nevada, and (c) this Agreement is not thereafter, and has not theretofore been, terminated or abandoned as permitted by the provisions hereof, then the merger Agreement shall be filed and recorded in accordance with the laws of the State of Nevada and the State of Utah. Such filings, it practicable, shall be made on the same day. The Merger shall become effective retroactively on the calendar day following the day of approval of the Agreement and Plan of Organization, which date and time are herein above referred to as the "Effective Date."

     1.4. Certain Effects of Merger. On the Effective Date, the separate existence of BLACK BUTTE PETROLEUM, LTD. shall cease, and BLACK BUTTE PETROLEUM, LTD. shall be merged into TRIAM, LTD. which, as the Surviving Corporation, shall possess all the rights, privileges, powers, and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities, and duties of BLACK BUTTE PETROLEUM, LTD.; and all and singular, the rights, privileges, powers, and franchises of BLACK BUTTE PETROLEUM, LTD., and all property, real, personal, and mixed, and all debts due to BLACK BUTTE PETROLEUM, LTD. on whatever account, as well as for stock subscriptions and all other things in action or belonging to BLACK BUTTE PETROLEUM, LTD., shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of BLACK BUTTE PETROLEUM, LTD., and the title to any real estate vested by deed or otherwise, under the laws of Utah or Nevada or any other jurisdictions, in BLACK BUTTE PETROLEUM, LTD. shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of BLACK BUTTE PETROLEUM, LTD. shall be preserved unimpaired, and all debts, liabilities, and duties of BLACK BUTTE PETROLEUM, LTD. shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it. At any time, or from time to time, after the Effective Date, the last acting officers of BLACK BUTTE PETROLEUM, LTD. or the corresponding officers of the Surviving Corporation, may in the name of BLACK BUTTE PETROLEUM, LTD., execute and deliver all such property deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the surviving Corporation may deed necessary or desirable in order to vest, perfect, or confirm in the Surviving Corporation title to and possession of all BLACK BUTTE PETROLEUM, LTD.'s property, right, privileges, powers, franchises, immunities, and interests and otherwise to carry out the purposes of this Agreement.

     2. Name of Surviving Corporation; Certificate of Incorporation; By-Laws

        2.1. Name of Surviving Corporation. The name of TRIAM, LTD. shall be the Surviving Corporation, from and after the Effective Date.

        2.2. Certificate of Incorporation. The Certificate of Incorporation of TRIAM, LTD. as in effect on the date hereof shall from and after the Effective Date be, and continue to be, the Certificate of Incorporation of the Surviving Corporation until changed or amended as provided by law.

        2.3. By-Laws. The By-Laws of TRIAM, LTD. immediately before the Effective Date, shall from and after the Effective Date be, and continue to be, the By-Laws of the Surviving Corporation until amended as provided therein.

     3. Status and Conversion of Securities

         The manner and basis of converting the shares of the capital stock of BLACK BUTTE PETROLEUM, LTD. and the nature and amount of securities of TRIAM, LTD. which the holders of shares of BLACK BUTTE PETROLEUM, LTD. Common Stock are to receive in exchange for such shares are as follows:

         3.1. BLACK BUTTE PETROLEUM LTD. Common Stock. Every one(1) shares of BLACK BUTTE PETROLEUM, LTD. Common Stock which shall be issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Date into one (1) fully paid share of TRIAM, LTD. Common Stock, and outstanding certificates representing shares of BLACK BUTTE PETROLEUM, LTD. Common Stock shall thereafter represent shares of TRIAM, LTD. Common Stock. Such certificates may, but need not be, exchanged by the holders thereof after the merger becomes effective for new certificates for the appropriate number of shares bearing the name of the surviving Corporation. The exchange of TRIAM, LTD. Common Stock for BLACK BUTTE PETROLEUM, LTD. common stock shall be effectuated pursuant to Rules 145(a)(2) and 145(a)(3) to the Securities Act of 1933, a amended.

         3.2. TRIAM, LTD. Common stock Held by BLACK BUTTE PETROLEUM LTD. All issued and outstanding shares of TRIAM, LTD. Common Stock held by BLACK BUTTE PETROLEUM, LTD. immediately before the Effective Date shall, by virtue of the Merger and at the Effective Date, cease to exist and certificates representing such shares shall be canceled and voided.

         3.3. Directors and Officers Elected for TRIAM, LTD. The Directors and Officers for the Surviving Corporation, TRIAM, LTD. are as follows:

            G. O'Brien Garrett            Director/President
            Ronald G. George              Director/Vice President
            David H. Timms                Director/Secretary-Treasurer
            Glen A. Bryan                 Director

     4. Miscellaneous

        4.1. This Merger Agreement may be terminated and the proposed Merger abandoned at any time before the Effective Date of the Merger, and whether before or after approval of this Merger Agreement by the shareholders of BLACK BUTTE PETROLEUM, LTD., if the Board of Directors of BLACK BUTTE PETROLEUM, LTD. or of the Surviving Corporation duly adopt a resolution abandoning this Merger Agreement.

        4.2. For the convenience of the parties hereto and to facilitate the filing of this Merger Agreement, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.

IN WITNESS WHEREOF, these Articles of Merger have been executed by BLACK BUTTE PETROLEUM, LTD. and TRIAM, LTD..


                                    BLACK BUTTE PETROLEUM, LTD.

                                    By:/s/ George S Smith
                                           President

                                    TRIAM, LTD.

 By:/s/Duane Ford                   BY:/s/ David Timms
     Vice-President                         Secretary

The original Plan and Agreement of merger is available for review at the office of Triam, Ltd., the surviving corporation, at:

                                              68 South Main St., Suite
                                              #708  Salt Lake City, Utah 84101


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